Exhibit 3.72

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SAFETY-KLEEN ENVIROSYSTEMS COMPANY OF PUERTO RICO, INC.

1.                   The name of the Corporation is Safety-Kleen Envirosystems Company of Puerto Rico, Inc. (the “Corporation”).

2.                   The address of its registered office is 36 S. Pennsylvania Street, Suite 700, Indianapolis, Indiana 46204. The name of its registered agent at such address is The Corporation Trust Company.

3.                   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law, as amended from time to time (the “IBCL”),

4.                   The total number of shares of stock which the Corporation shall hive authority to issue is one thousand (1,000) shares of common stock, no par value, consisting of seven hundred and fifty (750) common capital shares and two hundred and fifty (250) restricted shares called Class A Common Stock.

5.                   Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the holders of twenty percent (20%) of the outstanding shares of common stock and not by any other person.

6.                   The Corporation is to have perpetual existence.

7.                   The board of directors shall have power without the assent or vote of the shareholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation. The shareholders may make, alter or repeal any by-law whether or not adopted by them, provided however, that any additional by-law, alterations or repeal maybe adopted only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

8.                   The Board shall consist of not fewer than one (1) and no more than five (5) members, each of whom shall be a natural person, the exact number thereof within such limits to be determined from time to time by resolution adopted by a majority of the total number of directors then in office.

9.                   A director or officer of the Corporation shall not be liable for any action taken as a director or officer, or any failure to take any action, unless (i) the director or officer has breached or failed to perform the duties of the director’s or officer’s office in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner such director or officer reasonably believes to be in the best interests of the Corporation; and (ii) the breach or failure to perform constitutes willful misconduct or recklessness. In the event the IBCL is amended subsequently to further limit or eliminate the liability of directors or officers, the liability of a director or officer of the Corporation shall thereupon be eliminated or limited to the fullest extent then permitted by the IBCL. Any repeal or modification of this Article 9 by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

10.            The Corporation shall indemnify and defend the officers and directors of the Corporation to the fullest extent permitted by the IBCL and to such greater extent as applicable law may thereafter from time to time permit.

BY-LAWS

OF

SAFETY-KLEEN ENVIROSYSTEMS COMPANY OF PUERTO RICO, INC.

ARTICLE I

The Corporation

Section 1.1                                   Name. The name of this Corporation is Safety-Kleen Envirosystems Company of Puerto Rico, Inc.

Section 1.2                                   Office. The registered office of this Corporation shall be located at 36 S. Pennsylvania Street, Indianapolis, IN 46204, or at such other place as the Board of Directors (the “Board”) may designate in accordance with the Indiana Business Corporation Law.

Section 1.3                                   Seal. If the Corporation has a corporate seal, the corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the state of incorporation.

ARTICLE II

Stockholders

Section 2.1                                   Annual Meeting. The annual meeting of stockholders shall be held at such place within or without the State of Indiana as the Board from time to time may determine and as stated in the notice of the meeting.

Section 2.2                                   Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the holders of twenty percent (20%) of the outstanding shares of common stock and not by any other person. The business transacted at a special meeting shall be confined to the purposes specified in the notice thereof.

Section 2.3                                   Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Any notice to stockholders given by the Corporation pursuant to these by-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice of any meeting of stockholders need not be given to any person who may become a stockholder of record after the record date.

Section 2.4                                   Adjournments. Any meeting of the stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting s hall be given to each stockholder of record entitled to vote a t the meeting.

Section 2.5                                   Quorum. At each meeting of stockholders, except where otherwise provided by law, the certificate of incorporation or these by-laws, the holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.4 of these by-laws until a quorum shall attend.

Section 2.6                                   Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the Chief Executive Officer, or in his absence by a chairman designated by the Board, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.7                                   Voting: Proxies; Inspectors. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him on the record date selected by the Board which has voting power upon the matter in question, unless more or less than one vote per share is, by the terms of the instrument creating special or preferred shares, conferred upon the holders thereof. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after one (1) year from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Except as otherwise provided by these by-laws, voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. The Corporation shall, by resolution of the Board, in advance of the meeting of stockholders appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including but not limited to, as officers, employees, agents or representatives, to act at the meeting and make a written report thereof. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting.

Section 2.8                                        Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion of exchange or stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 2.9                                        List of Stockholders Entitled To Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.10                            Action by Consent of Stockholders. Any action to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation, including, without limitation, the election of directors, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

ARTICLE HI

Board of Directors

Section 3.1                                   Number; Qualifications. The Board shall consist of not fewer than one (1) and no more than eleven (11) members, each of whom shall be a natural person. Each director shall hold office until the annual meeting of stockholders and/or until his successor shall be elected and qualified, or until his death or until he shall resign. Directors need not be stockholders nor residents of the State of Indiana.

Section 3.2                                   Election; Resignation; Removal; Vacancies. At each annual meeting of stockholders, the stockholders shall elect by written ballot directors to replace those directors whose terms then expire. Any director may resign at any time upon written notice to the Corporation or to the Secretary of the Corporation. Any vacancy occurring in the Board for any cause may be filled only by the Board, acting by vote of a majority of the directors then in office, although less than a quorum. Each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced.

Section 3.3                                   Notice Of Nomination Of Directors. Nominations for the election of directors may be made by the Board or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the

Secretary of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board shall be given by the Chairman of the Board on behalf of the Board. Each such notice shall set forth (1) the age, business address and, if known, residence address of each nominee proposed i n such notice, (2) the principal occupation or employment of each such nominee and (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and, if he should so determine and declare to the meeting, the defective nomination shall be disregarded. The foregoing notice provision shall not apply to any person nominated by the Board for election as a director in the place of any person nominated by the Board who, after the notice of the meeting of stockholders has been mailed and prior to the meeting, dies or declines or is unable to serve as a director if nominated and elected.

Section 3.4                                   Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Indiana and at such times as the Board may from time to time determine, and if so determined notices thereof need not be given.

Section 3.5                                   Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Indiana whenever called by the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Reasonable notice thereof shall be given by the person calling the meeting, not later than the second day before the date of the special meeting. Notice of any special meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof in writing either before, after or at the time of such meeting.

Section 3.6                                   Telephonic Meetings Permitted. Members of the Board, or any committee designated by the Board, may participate i n any meeting of such Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 3.7                                   Quorum: Vote Required For Action: Informal Action. At all meetings of the Board a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board or committee.

Section 3.8                                   Organization. Meetings of the Board shall be presided over by the Chairman of the Board, or in his absence the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as a secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.9                                   Compensation of Directors. The directors and members of standing committees shall receive such fees or salaries as fixed by resolution of the Board and in addition will receive expenses in connection with attendance or participation in each regular or special meeting.

Section 3.10                            Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided by law or the certificate of incorporation.

ARTICLE IV

Committees

Section 4.1                                   Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether o r n of he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange or all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these by-laws.

Section 4.2 Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter, repeal rules for the conduct of its business. In t he absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article Ill of these by-laws.

ARTICLE V

Officers

Section 5.1                                   Officers.  The officers of the Corporation shall be chosen by a majority of the whole Board and shall consist of a Chairman of the Board, President, Treasurer and Secretary. The Board may also choose from time to time such additional officers (including, without limitation, Executive Vice President, Senior Vice President, Chief Operating Officer, Chief Financial Officer, Chief Administrative Officer, General Counsel, Assistant Vice President and Assistant Secretary), with such titles, powers, duties and terms as shall be stated in a resolution of the Board. Any number of offices may be held by the same person.

Section 5.2                                   Election of Officers. The Board, at its first meeting after each annual meeting of stockholders, shall choose a Chairman of the Board, President, Treasurer and Secretary.

Section 5.3                                   Term; Removal; Resignation; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board may be removed at any time, either for or without cause, by the affirmative vote of a majority of the Board. Any officer may resign at any time by giving notice of such resignation to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise specified in such notice, such resignation shall be effective upon receipt of such notice by the Board or such officer. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

Section 5.4                                   Powers and Duties in General. The officers of the Corporation shall have such powers and duties as are usually incident to their respective offices or as set forth in a resolution of the Board. Those officers who are supervised and directed by another officer of the Corporation shall perform such duties and have such authority and powers as the Board and such supervising officer may from time to time prescribe.

Section 5.5                                   Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board, and shall perform such duties and have such authority and powers as the Board may from time to time prescribe.

Section 5.6                                   President. The President shall be the Chief Executive Officer of the Corporation, shall be in general and active charge of the business and affairs of the Corporation, and shall perform such duties and have such authority and powers as the Board of Directors may from time to time prescribe.

Section 5.7                                   Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall perform such other duties and have such other authority and powers as the Board and any supervising officer may from time to time prescribe.

Section 5.8            Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board. The Secretary shall have custody of the corporate seal of the Corporation, if any, and the Secretary and any Assistant Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of an Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep the accounts of stock registered and transferred in such form and manner and under such regulations as the Board may prescribe. The Secretary shall perform such other duties and have such other authority and powers as the Board and any supervising officer may from time to time prescribe.

ARTICLE VI

Stock

Section 6.1            Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, President or a Vice President of the Corporation, and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 6.2            Lost, Stolen Or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII

Indemnification

Section 7.1            General. The Corporation shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (as hereinafter defined) to the fullest extent

permitted by applicable law in effect on               , 2003, and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Article. Such indemnification shall be a contract right and shall include, as set forth herein, the right to receive payment in advance of any Expenses incurred by the Indemnitee in connection with a Proceeding (as hereinafter defined) consistent with the provisions of applicable law.

Section 7.2            Proceedings Other Than Proceedings By Or In The Right Of The Corporation. Indemnitee shall be entitled to the indemnification rights provided in this Section 7.2 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 7.2, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 7.3            Proceedings By Or In The Right Of The Corporation. Indemnitee shall be entitled to the indemnification rights provided in this Section 7.3 to the fullest extent permitted by law if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section 7.3, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation.

Section 7.4            Indemnification For Expenses Of A Party Who Is Wholly Or Partly Successful Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 7.5            Indemnification For Expenses Of A Witness.      Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 7.6            Advancement of Expenses. The Corporation shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

Section 7.7          Procedure For Determination Of Entitlement To Indemnification.

(a)         To obtain indemnification under this Article, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The determination of Indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request for indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)         Indemnitee’s entitlement to indemnification under any of Sections 7.2, 7.3 or 7.4 of this Article shall be determined in the specific case: (i) by the Board by a majority vote of the Disinterested Directors (as hereinafter defined) even though less than a quorum of the Board; or (ii) by a committee of the Board consisting of Disinterested Directors designated by a majority vote of the Disinterested Directors of the Board even though less than a quorum of the Board, or (iii) by Independent Counsel (as hereinafter defined), in a written opinion, if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs; or (iv) by the stockholders of the Corporation; or (v) as provided in Section 7.8 of this Article.

(c)          In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7.7 (b) of this Article, the Independent Counsel shall be selected as provided in this Section 7.7 (c). The Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. Within seven (7) days after such written notice of selection shall have been given, Indemnitee shall deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 7.13 ofthis Article, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected shall be disqualified from acting as such. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 7.7 (a) hereof, no Independent Counsel shall have been selected, or if selected shall have been objected to, in accordance with this Section 7.7 (c), either the Corporation or Indemnitee may petition the Court of Chancery of the State of Indiana for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person so appointed shall act as Independent Counsel under Section 7.7 (b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in acting pursuant to Section 7.7 (b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 7.7 (c), regardless of the manner in which such Independent Counsel was selected or appointed.

Section 7.8             Presumptions and Effect Of Certain Proceeding. If the person or persons empowered under Section 7.7 of this Article to determine entitlement to indemnification shall not have made a determination within sixty (60) days after the receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless (i) Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification, or (ii) such indemnification is prohibited by law. The termination of any Proceeding described in any of Sections 7.2, 7.3, or 7.4 of this Article, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

Section 7.9             Remedies of Indemnitee

(a)         In the event that (i) a determination is made pursuant to Section 7.7 of this Article that Indemnitee is not entitled to indemnification under this Article, (ii) advancement of Expenses is not timely made pursuant to Section 7.6 of this Article, or (iii) payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Sections 7.7 or 7.8 of this Article, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Indiana, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses.

Alternately, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)         In the event that a determination shall have been made pursuant to Section 7.7 of this Article that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 7.9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 7.9 the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)          If a determination shall have been made or deemed to have been made pursuant to sections 7.7 or 7.8 o f t his Article that Indemnitee i s entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 7.9, unless (i) Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification, or (ii) such indemnification is prohibited by law.

(d)         The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 7.9 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article.

(e)          In the event that Indemnitee, pursuant to this Section 7.9, seeks a judicial adjudication of, or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 7.13 of this Article) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 7.10.       Non-Exclusivity And Survival Of Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, any agreement, a vote of stockholders, a resolution of directors, or otherwise. Notwithstanding any amendment, alteration or repeal of any provision of this Article, Indemnitee shall, unless otherwise prohibited by law, have the rights of indemnification and to receive advancement of Expenses as provided by this Article in respect of any action taken or omitted by Indemnitee in his Corporate Status and in respect of any claim asserted in respect thereof at any time when such provision of this Article was i n effect. The p revisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

Section 7.11           Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)         the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)         to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 7.12           Definitions. For purposes of this Article:

(a)           “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

(b)           “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c)           “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(d)           “Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Sections 7.2, 7.3 or 7.4 of this Article by reason of his Corporate Status.

(e)          “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Article.

(f)          “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing, claim or any other proceeding whether civil, criminal, administrative or investigative.

ARTICLE VIII

Miscellaneous

Section 8.1          Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 8.2             Waiver of Notice Of Meetings Of Stockholders, Directors, and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 8.3             Interested Directors: Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at the meeting of the Board or of a committee which authorizes the contract or transaction.

Section 8.4            Form of Records. Any records maintained by the Corporation in the regular course of its business, including but not limited to, its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device or electronic medium, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same. The books of the Corporation may be kept (subject to any provision contained in the Indiana Business Corporation Law, outside the State of Indiana at the office of the Secretary or such place or places as may be designated from time to time by the. Board or in these by-laws.

Section 8.5            Amendment Of By-Laws. The Board is expressly authorized to adopt, a mend or repeal the b y-laws o f t he Corporation by a vote o f a majority o f t he entire Board. The stockholders may make, alter or repeal any by-law whether or not adopted by them, provided however, that any such additional by-laws, alterations or repeal may be adopted only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

Section 8.6            Interpretation.                In these by-laws, unless a clear contrary intention appears, the singular n umber includes the plural n umber and vice versa, and reference to either gender includes the other gender.

Section 8.7            Pronouns. Whenever the context so requires, the masculine shall include the feminine.